                                                                   EXHIBIT 10.27

                          MANAGEMENT SERVICES AGREEMENT

         This MANAGEMENT SERVICES AGREEMENT (this "AGREEMENT") is made as of July 17, 2000, (the "EFFECTIVE Date") by and between Illinois Superconductor Corporation, an Illinois corporation ("ISC") and CTR Ventures K.K., a Japanese corporation ("CTR VENTURES"). ISC and CTR Ventures shall be referred to collectively as the "PARTIES" and individually as a "PARTY."

                                    RECITALS

         WHEREAS, CTR Ventures is a leading provider of strategic planning and other operational management services in Japan.

         WHEREAS, ISC has developed a range of cryogenic filters based on thick film technology suitable for deployment in cellular base stations (the "PRODUCTS") and desires to develop and market its Products in the Japanese market.

         WHEREAS, ISC desires to engage CTR Ventures to assist ISC in developing and marketing the Products in the Japanese market by providing certain strategic and operational management services to ISC, and CTR Ventures desires to provide such services, on the terms and conditions set forth in this Agreement.

         Accordingly, the Parties hereby agree as follows:

                                    AGREEMENT

1.       MANAGEMENT CONSULTING SERVICES

         CTR Ventures agrees to provide the management consulting services (the "SERVICES") described on attached Exhibit A on the terms, and subject to the conditions, set forth herein.

2.       SERVICES FEES; STOCK OPTIONS

          2.1 Fees. ISC shall pay to CTR Ventures a fee of US$25,000 per month (the "FEES") during the period in which CTR provides the Services, such Fees to be pro-rated in the event this Agreement is terminated on any day other than a of the last day of a month, and ISC guarantees that CTR shall, receive minimum aggregate Fees equivalent to $100,000, unless this Agreement is terminated by ISC pursuant to Section 7.2(a) or (b) before November 17, 2000. The Fees will start to accrue on the Effective Date, and each month's Fee will be paid within 14 days after the commencement of that monthly period.

         2.2 Stock Options. In further consideration of CTR Ventures' provision of the Services, in addition to the Fees, on the Effective Date ISC shall grant to Roger Boisvert, Chairman of CTR Ventures, options (the "OPTIONS") to acquire 200,000 shares of the common stock of ISC (the "OPTION SHARES") pursuant to documentation acceptable to CTR Ventures in its reasonable discretion. The exercise price of the Options shall be the fair market value of the

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Option Shares at the date of grant of the Options. The Options shall expire five years following the date of grant, and vest in accordance with the following schedule:

               (a)  50,000 shares (25%) as of the Effective Date; and

               (b) an aggregate of 150,000 shares (75%), pro-rata on a monthly basis commencing August 17, 2000 for a period of thirty-six (36) months; provided, however, that in the event that this Agreement is terminated prior to the expiration of the Term (as defined below), all Options which remain unvested as of the effective date of such termination shall irrevocably lapse.

         The terms of the Options shall be substantially the same as those applicable to stock options issued under ISC's plan to employees generally.

3.       EXPENSES

         ISC shall reimburse CTR Ventures for all reasonable out-of-pocket expenses incurred by CTR Ventures in connection with CTR Ventures' performance of the Services, including without limitation all reasonable expenses incurred by CTR Ventures in connection with hiring engineers to work at ISC's Representative Office (defined in Exhibit A), salaries and benefits for all such employees, travel expenses and accommodation expenses and all reasonable expenses incurred by CTR Ventures in connection with the marketing portion of the Services as set forth in paragraph 4 of Stage II Services, Exhibit A (collectively, without limitation, the "EXPENSES"), except as provided in
Section 5 below. Attorneys' fees and official costs in connection with the establishment of ISC's Representative Office shall be deemed to be Expenses to be reimbursed by ISC in accordance with this Section 3. Expenses shall not include general overhead costs incurred by CTR Ventures in connection with operating ISC's Representative Office, including the provision of office space within CTR Ventures' premises and secretarial services ("OVERHEAD"). CTR Ventures shall submit invoices for Expenses as soon as possible after the end of the month in which such Expenses were incurred. Invoices shall be due and payable by ISC within fourteen (14) days following receipt thereof, in accordance with CTR Ventures' standard policies regarding payment of invoices.

4.       PAYMENT

         All Payments of Fees and Expenses shall be made by electronic bank transfer of Japanese yen in immediately available funds to the bank account designated by CTR Ventures for such purpose.

5.       ADVERTISEMENTS

         ISC acknowledges and agrees that CTR Ventures shall have the right to place advertisements in publications, including without limitation newspapers and journals, at CTR Ventures' cost and expense, describing the Services which CTR Ventures is providing to ISC pursuant to this Agreement; provided, however, that CTR Ventures shall submit a copy of each such advertisement to ISC for ISC's approval, which shall not be unreasonably withheld.


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6.       REPRESENTATIONS OF THE PARTIES

         Each Party hereby represents, warrants and covenants to the other Party, as of the Effective Date, as follows:

         6.1 Organization. Such Party is a corporation duly organized and validly existing under the laws of its country or State of incorporation, as stated above, and has the corporate power and authority to enter into and perform this Agreement.

         6.2 Authorization. All corporate action on the part of such Party necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken, and this Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of such Party.

         6.3 Effect of Agreement. Such Party's execution, delivery and performance of this Agreement will not (a) violate the Articles of Incorporation of such Party or any provision of any law, statute, rule or regulation to which such Party is subject, (b) violate any judgment, order, writ, injunction or decree of any court applicable to such Party, (c) have any effect on the compliance of such Party with any applicable licenses, permits or authorizations which would materially and adversely affect such Party or (d) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (as of the Effective Date or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which such Party is a party and which would materially and adversely affect such Party.

         6.4 Government and Other Consents. Other than any licenses, permits, certifications or authorizations which may be required in connection with entering into and performing this Agreement, as to which the Parties make no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority, or any other third party, is required in connection with such Party's execution, delivery and performance of this Agreement, or if any such consent is required, such Party has satisfied the applicable requirements.

         The shares underlying the Options will be duly registered under a registration statement on Form S-8 filed under the U.S. Securities Act of 1933, and shall be freely resellable for U.S. securities laws purposes when such registration statement is declared effective. ISC agrees that it shall use its best efforts to have such registration statement declared effective within 30 days of the date of grant of the Options, and to keep such registration effective for five (5) years following the date of grant.

7.       TERM AND TERMINATION

7.1 Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect for a period of three (3) years unless terminated earlier pursuant to Section 7.2 (the "TERM").


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7.2      Termination.

         (a) Default. If either Party fails to perform, in any material respect, any of its material obligations hereunder, and if such default continues for a period of thirty (30) days after the date the defaulting Party first receives written notice of such default from the other Party, the non-defaulting Party shall have the right to terminate this Agreement effective immediately upon written notice to the defaulting Party at any time after such thirty (30)-day period.

         (b) Bankruptcy. Both CTR Ventures and ISC shall have the right to terminate this Agreement, effective immediately upon written notice to the other Party in the event that CTR Ventures (where ISC is the Party giving notice) or ISC (where CTR Ventures is the Party giving notice) is dissolved, liquidated, declared bankrupt or a voluntary or involuntary bankruptcy filing is made by or with respect to such Party and, in the case of an involuntary bankruptcy filing, such action remains unstayed and undismissed for a period of sixty (60) days after the filing thereof.

         (c) Discretionary Termination. ISC may terminate this Agreement upon at least ten (10) days written notice to CTR Ventures, in its discretion, but this termination shall not occur earlier than November 17, 2000.

         7.3 Effects of Termination. In the event that this Agreement expires or is terminated for any reason, ISC shall pay to CTR Ventures, within five (5) business days following the effective date of expiration or termination, all Fees and Expenses accrued to date and then outstanding. In addition, all unvested Options as of the date of expiration of the termination notice period stipulated under Section 7.2(c) shall irrevocably lapse in accordance with
Section 2.2. The expiration or termination of this Agreement shall not relieve either Party of any liability accrued prior to such termination. Except as expressly set forth in Section 11.1 below, all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

         7.4 INCIDENTAL AND CONSEQUENTIAL DAMAGES. NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

8.       NON-COMPETITION

         CTR Ventures agrees that, during the Term, it shall not provide management or advisory services to Superconductor Technologies Corporation, Conductus, Inc. or Cryo Devices or any affiliate thereof. ISC and CTR Ventures shall mutually discuss in good faith and agree upon any future additions to the list of competitors for purposes of this Section 8.

9.       CONFIDENTIALITY.

         9.1 Each Party recognizes the importance to the other Party of the other Party's Confidential Information and recognizes that the other Party's Confidential Information is critical to the business of the other Party and that it would not enter into this Agreement without


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assurance that such information and the value thereof will be protected as provided in this Section and elsewhere in this Agreement. The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the "DISCLOSING PARTY") may disclose "Confidential Information" (as defined below) to the other Party (the "RECEIVING PARTY"). For purposes of this Agreement "Confidential Information" means (a) proprietary information (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation) regarding the Disclosing Party's business (whether disclosed previously, currently or subsequently to the Receiving Party hereunder or otherwise), including, without limitation, information relating to products or technology, the properties, composition, structure, use or processing thereof, or systems therefore (including, without limitation, computer programs, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not) and all source code therefor, all information relating to customers and customer transactions and banks and bank transactions and other technical, business, financial, customer, bank and product development plans, forecasts, strategies and information) which is marked as confidential at the time of disclosure to the Receiving Party, or if in oral form, is identified as confidential at the time of oral disclosure and reduced in writing or other tangible (including electronic) form including a prominent confidentiality notice and delivered to the Receiving Party within thirty (30) days of disclosure or (b) information that, due to its nature, should reasonably be treated as confidential. "Confidential Information" shall not include information which: (i) was known to the Receiving Party prior to the time of disclosure by the Disclosing Party; (ii) has become publicly known other than through a breach by the Receiving Party of any provision hereof; (iii) has lawfully been received without disclosure restrictions by the Receiving Party from a third party; or (iv) has been independently developed by the Receiving Party. The Receiving Party agrees (A) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement, and (B) not to disclose any such Confidential Information, except (1) to its employees who are reasonably required to have the Confidential Information in connection herewith, (2) to its agents, representatives, lawyers and other advisers that have a need to know such Confidential Information and
(3) pursuant to, and to the extent of, a request or order by a governmental authority; provided that in the case of required disclosures to tribunals, the Receiving Party shall inform the Disclosing Party as soon as possible in order to allow the Disclosing Party to obtain a restraining or similar order to prohibit disclosure of such information. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party's Confidential Information (which measures shall be at least as protective as measures it takes to protect its own confidential information).

         9.2 Each Party acknowledges and agrees that (i) its obligations under this Section 9 are necessary and reasonable to protect the other Party and its business, (ii) any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and (iii) as a result, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Section 9 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this
Section 9 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.



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         9.3   The Parties hereby acknowledge and agree that the terms and conditions of this Section 9 shall supersede and replace the existing Non-Disclosure Agreement dated April 11, 2000 between CTR Ventures and ISC in its entirety and shall remain in full force and effect for a period of three (3) years after the termination or expiration of the Term.

10.      INDEMNIFICATION

         Concurrently with their entry into this Agreement, ISC and CTR Ventures shall enter into an indemnification agreement substantially in the form attached hereto as Exhibit B, the terms and conditions of which shall be made a part hereof.

11.      GENERAL PROVISIONS

         11.1 Survival. The terms and conditions of Sections , 7.4, 9 (for a period of 3 years following termination), 10, 11 and paragraph 2(b) of Stage II Services Exhibit A (until such time as ISC has duly registered a replacement for the Resident Representative) shall survive termination or expiration of this Agreement for any reason.

         11.2 Expenses. Each Party will bear its own costs and expenses, including, without limitation, fees and expenses of legal counsel, accountants, brokers, consultants and other legal representatives used or hired in connection with the negotiation and preparation of this Agreement.

         11.3 Governing Law; Dispute Resolution. The validity, construction and enforceability of this Agreement shall be governed and construed in accordance with the laws of Japan. The Parties shall use their best efforts to settle all disputes between them arising out of or relating to this Agreement by engaging in good faith discussions between them at the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be finally settled by arbitration in Tokyo, Japan, by a single arbitrator fluent in the English language in accordance with the rules then in effect of the Japan Commercial Arbitration Association. The arbitrator shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses, including attorneys' fees, expert fees, court costs and the like incurred in connection therewith. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or decree for specific performance pending final settlement by arbitration.

         11.4 Notices and Other Communications. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given
(a) if delivered personally, when received, (b) if transmitted by facsimile, on the first (1st) business day following receipt of a transmittal confirmation, or
(c) if by international courier service, on the fourth (4th) business day following


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the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

               If to CTR Ventures:

                      CTR Ventures K.K.
                      4th Floor, IK Building Kita Aoyama
                      3-5-5 Kita Aoyama
                      Minato-ku, Tokyo 107-0061
                      Japan
                      Attention: Derek Schneideman, President and CEO
                      Telephone: 81-3-5411-8096
                      Facsimile: 81-3-5411-8097

               with a copy, which shall not constitute notice, to:

                      Morrison & Foerster LLP
                      AIG Building, 7th Floor
                      1-1-3 Marunouchi
                      Chiyoda-ku, Tokyo 100-0005
                      Japan
                      Attention: Charles C. Comey, Esq.
                      Telephone: 81-3-3214-6522
                      Facsimile: 81-3-3214-6512

               If to ISC:

                      ISC Corporation
                      451 Kingston Court
                      Mt. Prospect, Illinois 60056
                      U.S.A.
                      Attention: Dr. George M. Calhoun, CEO and Mr. Dennis Craig
                      Telephone: 1-847-391-9400
                      Facsimile: [1-847-299-9609]

               With a copy, which shall not constitute notice, to:

                      Sonnenshein Nath & Rosenthal
                      8000 Sears Tower
                      233 South Wacker Drive
                      Chicago, Illinois 60606 U.S.A.
                      Attention: Andrew L. Weil, Esq.
                      Telephone: 1-312-876-8984
                      Facsimile: 1-312-876-7934


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or in each case to such other address or facsimile number as a Party may have furnished to the other Party in writing delivered in accordance with the terms of this Section 11.4.

         11.5 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable (including without limitation objections by the Japanese Fair Trade Commission) then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties' intent in entering into this Agreement.

         11.6 Further Assurances. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

         11.7 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this Agreement and signed by the waiving Party. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

         11.8 Entire Agreement; Amendments. The terms and conditions contained in this Agreement (including the Exhibits hereto) and the documents referred to herein constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed by and delivered by duly authorized representatives of each Party.

         11.9 Assignment. Neither Party shall assign this Agreement without the other Party's prior written consent; provided, however, that either Party may assign its rights and obligations under this Agreement to a successor corporation as the result of a merger or other corporate reorganization and which continues the business of such Party, or to any subsidiary or affiliate.

         11.10 No Agency. The Parties are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever, nor shall this Agreement be deemed to constitute a partnership or joint venture between the Parties.

         11.11 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

                         [NO FURTHER TEXT ON THIS PAGE.]




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                [SIGNATURE PAGE TO MANAGEMENT SERVICES AGREEMENT]

         IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

CTR Ventures K.K.                                      ILLINOIS SUPERCONDUCTOR
                                                       CORPORATION


By:       /s/ DEREK SCHNEIDEMAN                 By:   /s/ GEORGE M. CALHOUN
   -----------------------------------             ---------------------------
            Derek Schneideman                         Dr. George M. Calhoun
   President & Chief Executive Officer                Chief Executive Officer








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                                    EXHIBIT A

                         MANAGEMENT CONSULTING SERVICES

Stage I Services

         CTR Ventures shall conduct a thirty (30)-day initial assessment of the Japanese market to ascertain ISC's technical, commercial and political positioning for potential major sales contracts in Japan for the Products, including (i) interviewing cellular systems vendors, network operators, competitors and distributors, (ii) analyzing documentation relating to ISC's current marketing efforts and development of strategic relationships in Japan, including current documentation relating to potential partnerships which ISC shall provide to CTR Ventures for the purpose of such analysis, (iii) assessing the perceived position of ISC in the Japanese market in comparison with that of other vendors of products that are the same as or similar to the Products, including technical advantages and disadvantages, company reputation and awareness and preference for dealing with ISC, and (iv) assessing the steps that ISC should take in order to secure contracts in the first wave of 3G Products' deployments in Japan.

         Roger Boisvert shall be available for limited consultations with ISC regarding the above services and the Stage II Services provided by CTR Ventures.

Stage II Services

         1. CTR Ventures shall develop job specifications, together with ISC, for engineering positions within ISC's Representative Office. CTR Ventures shall search for suitable candidates to work as engineers for ISC's Representative Office using local recruitment firms and/or other CTR Ventures' contacts, as appropriate in CTR Ventures' discretion. CTR Ventures shall interview, screen and recommend final engineer candidates to ISC, it being understood and agreed that the final hiring decision resides at all times with ISC, and CTR Ventures shall have no liability arising out of any act or omission by any engineer or other employee or consultant candidate approved by ISC.

         2. (a) As soon as practicable after the Effective Date, CTR Ventures shall effect the establishment of a Japanese representative office for ISC, the registered address of which shall be that of CTR Ventures (the "REPRESENTATIVE OFFICE"). ISC shall provide CTR Ventures with all reasonable assistance requested by CTR Ventures from time to time to establish, staff and operate the Representative Office.

         (b) Derek Schneideman shall serve functionally as the "Branch Manager" of the Representative Office. Another executive of CTR Ventures to be designated by CTR Ventures but acceptable to ISC in its reasonable judgment, shall be appointed to serve as the "Resident Representative and Assistant Branch Manager" (the "RESIDENT REPRESENTATIVE") of the Representative Office. The Resident Representative shall be duly registered at the Tokyo Legal Affairs Bureau, Minato Ward Office, as the registered representative of the Representative Office. CTR Ventures shall have the right to replace the Resident Representative at any time during the Term with another executive designated by CTR Ventures, but acceptable to ISC in its reasonable judgment. Within fourteen (14) days of termination or expiration of this Agreement for any reason, ISC shall take all action necessary to register the Resident Representative's


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replacement with the Tokyo Legal Affairs Bureau, Minato Ward Office and either
(i) remove the Resident Representative or (ii) cancel the registration of the Representative Office. ISC acknowledges and agrees that its use of the Resident Representative provided by CTR Ventures is subject at all times to ISC's indemnification of the Resident Representative and CTR Ventures pursuant to the terms of that certain Indemnification Agreement attached hereto as Exhibit E with respect to any losses, claims, damages, liabilities and expenses arising in connection with the Resident Representative's services through such time as ISC has duly cancelled the Resident Representative's registration and either (i) registered the Resident Representative's replacement at the Tokyo Legal Affairs Bureau, Minato Ward Office or (ii) cancelled the registration of the Representative Office.

         (c) ISC shall have the right immediately to announce its engagement of CTR Ventures and the creation (or intended creation) of a Representative Office in Japan as contemplated hereby. ISC may also publicly announce that Derek Schneideman is (or will be) the branch manager of the Representative Office and disclose Derek Schneideman's background as the former Chief Executive Officer of Gateway-Japan. Such public announcements shall be acceptable to CTR in its reasonable judgment; provided, however, that ISC shall in any event be permitted to make such public disclosure as it deems reasonably necessary in order to comply with applicable law.

         3. CTR Ventures shall provide CTR Ventures' employees to accompany ISC executives to meetings in Japan, as reasonably requested by ISC from time to time.

         4. CTR Ventures shall conduct marketing program and activities for ISC in Japan as mutually agreed, including development of relationships with equipment vendors and network operators.





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                                    EXHIBIT B

                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT (this "AGREEMENT") is made as of July 17, 2000, by and between Illinois Superconductor Corporation, a Delaware corporation (the "COMPANY"), CTR Ventures K.K., a Japanese corporation ("CTR VENTURES"), Derek Schneideman and Ataru Onuma (Derek Schneideman and Ataru Onuma each an "ADVISOR Indemnitee"; together with CTR Ventures collectively referred to as "INDEMNITEES"; each of CTR Ventures and Advisor Indemnitee individually referred to as an "INDEMNITEE"; the Company and the Indemnitees collectively referred to as the "PARTIES").

                                    RECITALS

         WHEREAS, the Company is aware that Advisor Indemnitee is currently serving as a director, officer, employee or in another capacity for CTR Ventures;

         WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Advisor Indemnitee, to serve as officers, directors or employees on behalf of and for the benefit of the Company (collectively, without limitation, "COMPANY OFFICERS"), and for this purpose the Company desires to indemnify Advisor Indemnitee and CTR Ventures so as to provide them with the maximum protection permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities for and on behalf of the Company;

         WHEREAS, CTR Ventures is willing to permit Advisor Indemnitee to serve the Company on the condition that CTR Ventures is indemnified by the Company pursuant to the terms and conditions of this Agreement; and

         WHEREAS, Advisor Indemnitee is willing to serve the Company on the condition that he or she is so indemnified by the Company pursuant to the terms and conditions of this Agreement.

         Accordingly, the Parties hereby agree as follows:

                                    AGREEMENT

12. INDEMNIFICATION.

         12.1 General Agreement. In consideration of Advisor Indemnitee's service to the Company and CTR Ventures' agreement to make the Advisor Indemnitee available for such purpose, each Indemnitee who is made a party to or is under threat of being made a party to or witness or other participant in (including on appeal) any threatened, pending or completed lawsuit, action or proceeding, whether civil, criminal, administrative, investigative or otherwise (individually or collectively, without limitation, "PROCEEDING") by reason of an Indemnifiable Event (defined below), shall be indemnified and held harmless by the Company to the fullest extent authorized by law, as the same exists or may hereafter be amended, against all reasonable Expenses (defined below); provided, however, that the Company shall not be obligated to indemnify either Indemnitee for any Expenses arising directly as a result of such Indemnitee's



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
gross negligence, willful misconduct or breach of a material provision of the Management Services Agreement. The Company's indemnification obligation shall continue as to each Indemnitee even if Advisor Indemnitee has ceased to be a Company Officer, and shall inure to the benefit of such Indemnitee's heirs, executors, administrators, successors and assigns. The Company's obligations to the Indemnitees hereunder shall be subject to (1) in the case of a payment obligation, the Company obtaining, as a condition precedent to such payment, any requisite shareholder approval thereof and (2) any other requirement or limitation imposed by applicable law. For purposes of this Agreement, "INDEMNIFIABLE EVENT" shall mean any event or occurrence that takes place after the execution of this Agreement related to the fact that an Advisor Indemnitee is or was a Company Officer, or related to anything done or not done by such Advisor Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a Company Officer. For purposes of this Agreement, "EXPENSES" shall mean any expense, liability, or loss, including attorneys' fees, judgments, amounts paid or to be paid in settlement (provided, that the Company shall have approved such settlement), including any interest, assessments, or other charges imposed thereon paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

         12.2 Expense Advances. If so requested by an Indemnitee, the Company shall advance (within ten (10) business days of the Company's receipt of such request) any and all reasonable Expenses (an "EXPENSE ADVANCE"), subject to repayment by the Indemnitee of all such Expense Advances, if it shall be determined by final judgment of a court, tribunal or arbitration panel of competent jurisdiction that such Indemnitee was not entitled to indemnification hereunder. If an Indemnitee has commenced legal proceedings or arbitration in a court, tribunal or arbitration venue of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law, as provided in Section 14, any determination made by the Company that such Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and such Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final determination is made with respect thereto (as to which all rights of appeal therefrom have either been exhausted or have lapsed). An Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

         12.3 Partial Indemnification. If an Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by such Indemnitee in an investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion of such expenses, judgments, fines or penalties to which such Indemnitee is entitled.

13.      SCOPE OF INDEMNIFICATION; NONEXCLUSIVITY.

         13.1 Scope of Indemnification. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify each Indemnitee to the fullest extent permitted by law, notwithstanding whether or not such indemnification is specifically authorized by the Company's Articles of Incorporation or by applicable law. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of the Company to indemnify directors, officers or other corporate agents, such changes shall be within the purview of each Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of the Company to indemnify directors, officers or other corporate agents, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         13.2 Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitees may be entitled under the Company's Articles of Incorporation, any agreement or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to each Indemnitee for any action taken or not taken while serving in an indemnified capacity, even though he or she may have already ceased to serve in such capacity at the time any action, suit or other covered proceeding was brought, provided, however, that the company shall not be obligated to indemnify any Indemnitee for expenses incurred as a result of such Indemnitee's gross negligence, willful misconduct or breach of a material term of the Management Services Agreement.

14.      INDEMNIFICATION PROCESS AND APPEAL.

         14.1 Indemnification Payment. An Indemnitee shall be entitled to indemnification of reasonable Expenses, and shall receive payment therefor, from the Company in accordance with this Agreement as soon as practicable after such Indemnitee has made written demand on the Company for indemnification.

         14.2 Enforcement of Rights. If an Indemnitee has not received full indemnification within thirty (30) days after the Company receives a demand from such Indemnitee in accordance with Section 14.1, such Indemnitee shall have the right to enforce its indemnification rights under this Agreement pursuant to
Section 23.2. The Company hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 14 shall be in addition to any other remedies available to Indemnitee in law.

15. INDEMNIFICATION FOR REASONABLE EXPENSES INCURRED IN ENFORCING RIGHTS. The Company shall indemnify Indemnitee against any and all reasonable Expenses that are incurred by Indemnitee in connection with any claim asserted against, or action brought by, Indemnitee for:

         (a) indemnification of reasonable Expenses or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Board regulations now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

         (b) recovery under directors' and officers' liability insurance policies maintained by the Company which include Indemnitee within their scope of coverage.

16. NOTIFICATION AND DEFENSE OF PROCEEDING.

         16.1 Notice. Promptly after receipt by an Indemnitee of a notice of the commencement of any Proceeding, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that an omission to so notify the Company shall not relieve the Company from any liability that it may have to such Indemnitee, except to the extent that such failure to notify directly results in the forfeiture by the Company of substantive rights or defenses.

         16.2 Defense. The Company shall be entitled to participate in any Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall have the right to employ his or her own legal counsel in such Proceeding, but all Expenses relating thereto incurred after notice from the Company of its assumption of the defense shall be at such Indemnitee's expense unless: (i) the employment of legal counsel by such Indemnitee has been authorized by the Company, (ii) such Indemnitee has reasonably determined that there may be a conflict of interest between such Indemnitee and the Company in the defense of the proceeding, or
(iii) the Company shall not in fact have employed counsel to assume the defense of such proceeding, in each of which case all reasonable Expenses of the proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the determination provided for in
(ii) above.

         16.3 Settlement of Claims. The Company shall not be liable to indemnify an Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding without the Company's written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on an Indemnitee without such Indemnitee's prior written consent. Neither the Company nor an Indemnitee will unreasonably withhold their consent to any proposed settlement.

17. COMPANY OFFICERS' LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Advisor Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. In all such insurance policies, to the extent allowed by such policies, both Indemnitees shall be named as an insured in such a manner as to provide each Indemnitee with the same rights and benefits, which shall be at a level commensurate with industry standards applicable to the post in which such Company Officer is serving.

18. SEVERABILITY. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitees to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall remain in full force and effect and be enforceable in accordance with its terms.

19. CONSTRUCTION OF CERTAIN PHRASES. For purposes of this Agreement, references to the "COMPANY" shall include, in addition to Illinois Superconductor Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such Indemnitee would have had with respect to such constituent corporation if its separate existence had continued.

20. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days (or ten (10) days if the recipient's mailing address is outside the country of the party sending such notice) after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (v) if the recipient's mailing address is outside the country of the party sending such notice, on the fourth (4th) business day after deposit with an international courier service with written verification of receipt, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. Notices to the parties shall be directed as follows:

         To the Company at:

               Illinois Superconductor Corporation
               451 Kingston Court
               Mount Prospect, Illinois 60056
               U.S.A.
               Attention: Mark Brodsky, CEO
               Telephone: 1-847-391-9400
               Telecopier: 1-847-299-9609
               Email: MBrodsky@elliott-assoc.com

         To Advisor Indemnitees at:

               c/o CTR Ventures K.K.
               4th Floor, IK Building Kita Aoyama
               3-5-5 Kita Aoyama
               Minato-ku, Tokyo 107-0061
               Japan
               Attention:    Derek Schneideman, CEO
                             Ataru Onuma, director
               Telephone:    81-3-5411-8096
               Telecopier:   81-3-5411-8097
               Email:        dereks@gol.com
                             onuma@ctrvc.com

         To CTR Ventures at:

               CTR Ventures K.K.
               4th Floor, IK Building Kita Aoyama
               3-5-5 Kita Aoyama
               Minato-ku, Tokyo 107-0061
               Japan
               Attention:    Derek Schneideman, CEO
               Telephone:    81-3-5411-8096
               Telecopier:   81-3-5411-8097
               Email:        dereks@gol.com

         with a copy, which shall not constitute notice, to:

               Morrison & Foerster LLP
               AIG Building, 11th Floor
               1-1-3 Marunouchi
               Chiyoda-ku, Tokyo 100-0005
               Japan
               Attention:    Charles C. Comey, Esq.
               Telephone:    81-3-3214-6522
               Facsimile:    81-3-3214-6512
               Email:        ccomey@mofo.com

21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of each Indemnitee and each Indemnitee's estate, heirs, legal representatives, successors and assigns.

22. ATTORNEYS' FEES. In the event that either Indemnitee is successful on the merits in any action or proceeding instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, such Indemnitee shall be entitled to be paid all costs and reasonable expenses, including reasonable attorneys' fees and costs, incurred by such Indemnitee with respect to such action or proceeding.

23. GOVERNING LAW AND JURISDICTION.

         23.1 Governing Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of Japan.

         23.2 Jurisdiction. All disputes between the parties arising out of or in connection with this Agreement shall, unless settled through amicable negotiations between the parties, be settled by arbitration in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. Any award rendered thereby shall be final and binding on the parties and fully enforceable in a court of law.

24. CONTINUATION OF INDEMNIFICATION. All agreements and obligations of the Company contained herein shall continue during the period that Advisor Indemnitee is a Company Officer and shall continue thereafter so long as Advisor Indemnitee is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Advisor Indemnitee was serving in the capacity referred to herein.

25. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by all parties hereto.

26. NO WAIVER. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

27. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original.


         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.


CTR VENTURES K.K.                           ILLINOIS SUPERCONDUCTOR CORPORATION

By:                                         By:
    ----------------------------------          --------------------------------
             Derek Schneideman                           George Calhoun
President & Representative Director                            CEO


DEREK SCHNEIDEMAN

By:
    ----------------------------------


ATARU ONUMA

By:
    ----------------------------------